EXHIBIT 10.1

FIRST AMENDMENT TO
STOCK PURCHASE AGREEMENT

This FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (the “Amendment”) is made and entered into as of August 26, 2019, by and between Allied Physicians of California, a Professional Medical Corporation, a California corporation (“APC”), and Apollo Medical Holdings, Inc., a Delaware corporation (“Apollo”).

A.       APC and Apollo have previously entered into that certain Stock Purchase Agreement dated as of May 10, 2019 (the “Stock Purchase Agreement”).

B.       APC and Apollo desire to amend the Stock Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

1.       Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Stock Purchase Agreement.

2.       Section 1.4. Section 1.4 of the Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

1.4       Voting of Shares. Notwithstanding anything to the contrary in this Agreement or under applicable Law, (i) at any Apollo stockholder meeting called in connection with any or all of the transactions contemplated by or related to this Agreement, the Preferred Stock Purchase Agreement or the Loan Agreement (the “Transactions”), APC and any director or officer of APC who is an officer or director of Apollo shall appoint one or more individuals designated by Apollo as their respective proxies and authorize and instruct such proxy holders to vote any shares of Common Stock in the same proportion as all other votes cast on any specific proposal coming before Apollo’s stockholders at such meeting, and (ii) at any APC shareholder meeting called in connection with any or all of the Transactions, any director or officer of Apollo who is an officer or director of APC shall appoint one or more individuals designated by APC as their respective proxies and authorize and instruct such proxy holders to vote any shares of APC common stock in the same proportion as all other votes cast on any specific proposal coming before APC’s shareholders at such meeting.

3.       Section 1.5. Section 1.5 of the Stock Purchase Agreement is hereby amended by deleting in its entirety the definition of “Optional Termination Date.”

4.       Section 4.7. Section 4.7 of the Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

4.7.       Fairness Opinion. APC shall have received an opinion from its financial advisor satisfactory to APC in its sole discretion.

5.       Section 5.7. Section 5.7 of the Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

5.7.       Fairness Opinion. Apollo shall have received an opinion from its financial advisor satisfactory to Apollo in its sole discretion.

6.       Section 5.11. Section 5.11 of the Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

5.11       Loan. Apollo shall have obtained a loan from a commercial financial institution in an amount sufficient to permit Apollo to provide financing to AP-AMH under that certain loan agreement, dated on or about the date of this Agreement, between Apollo and AP-AMH (the “Loan Agreement”).

7.       Section 5.12. Section 5.12 of the Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

5.12       Tax Analysis. Apollo and its advisors shall have completed an analysis of the tax consequences of the Transactions the results of which are satisfactory to Apollo in its sole discretion.

8.       Section 7. Section 7 of the Stock Purchase Agreement is hereby amended by deleting in its entirety Section 7.1(g) and substituting in its place “Intentionally Omitted” and by adding “or” to the end of Section 7.1(f).

9.       Exhibit B. Section 6 of the form of Voting and Registration Rights Agreement, which is attached as Exhibit B to the Stock Purchase Agreement, is hereby amended as follows:

6.       Restrictions on Voting. Notwithstanding anything to the contrary in the Certificate of Incorporation of the Company or under applicable law, to the extent that Purchaser holds Registrable Securities that, together with any other voting securities of the Company, result in Purchaser having voting power in excess of nine and 99/100 percent (9.99%) of all voting securities of the Company, Purchaser shall appoint one or more individuals designated by the Company as its proxy and authorize and instruct such proxy holders to vote such voting securities with such excess voting power in the same proportion as all other votes cast on any specific proposal coming before the Company’s stockholders.

10.       Effect of Amendment. Except as expressly amended by this Amendment, all of the terms of the Stock Purchase Agreement shall remain unchanged and in full force and effect. The provisions of Section 8 of the Stock Purchase Agreement are incorporated in this Amendment by this reference, mutatis mutandis.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

ALLIED PHYSICIANS OF CALIFORNIA, A PROFESSIONAL MEDICAL CORPORATION

By:	/s/ Terry Lee, M.D.
Name:	Terry Lee, M.D.
Title:	Independent Committee Director

APOLLO MEDICAL HOLDINGS, INC.

By:	/s/ Mitchell Kitayama
Name:	Mitchell Kitayama
Title:	Independent Committee Director

By:	/s/ Eric Chin
Name:	Eric Chin
Title:	Chief Financial Officer

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